Exhibit 23(b)















                                     BYLAWS

                                       OF

                               MARKET STREET FUND

                            A DELAWARE BUSINESS TRUST





                          Principal Place of Business:
                              103 Bellevue Parkway
                           Wilmington, Delaware 19809

                                TABLE OF CONTENTS

ARTICLE I. NAME AND DEFINITIONS ...........................................................................................  1

         Section 1.1   Name ...............................................................................................  1

         Section 1.2   Definitions ........................................................................................  1

ARTICLE II. MEETINGS OF SHAREHOLDERS ......................................................................................  2

         Section 2.1   Place of Meetings ..................................................................................  2

         Section 2.2   Annual Meeting .....................................................................................  2

         Section 2.3   Special Meetings ...................................................................................  2

         Section 2.4   Notice and Purpose .................................................................................  2

         Section 2.5   Record Date ........................................................................................  3

         Section 2.6   Quorum and Required Vote ...........................................................................  3

         Section 2.7   Voting .............................................................................................  3

         Section 2.8   Written Consent ....................................................................................  4

         Section 2.9   The Chairman of the Board and the Secretary ........................................................  4

         Section 2.10  Order of Business ..................................................................................  4

         Section 2.11  Conduct of Meetings ................................................................................  4

ARTICLE III. TRUSTEES .....................................................................................................  4

         Section 3.1   General Powers .....................................................................................  4

         Section 3.2   Delegation .........................................................................................  5

         Section 3.3   Number .............................................................................................  5

         Section 3.4   Election, Resignations, Term of Office, and Vacancies ..............................................  5

         Section 3.5   Meetings ...........................................................................................  5

         Section 3.6   Chairman of the Board ..............................................................................  6

         Section 3.7   Quorum and Manner of Acting ........................................................................  6

         Section 3.8   Removal of Trustees ................................................................................  6

         Section 3.9   Informal Action by Trustees ........................................................................  6

         Section 3.10  Compensation of Trustees ...........................................................................  6

         Section 3.11  Selection of Independent Legal Counsel .............................................................  7

         Section 3.12  Independent Trustees ...............................................................................  7

ARTICLE IV. OFFICERS, AGENTS, AND EMPLOYEES ...............................................................................  7

         Section 4.1   Number .............................................................................................  7

         Section 4.2   Selection ..........................................................................................  7

         Section 4.3   Selection of Other Officers and Agents .............................................................  7

         Section 4.4   Salaries ...........................................................................................  7

         Section 4.5   Removal ............................................................................................  8

         Section 4.6   President ..........................................................................................  8

         Section 4.7   The Vice Presidents ................................................................................  8

         Section 4.8   The Secretary and Assistant Secretaries ............................................................  8

         Section 4.9   The Treasurer and Assistant Treasurers .............................................................  9

         Section 4.10  Bonding ............................................................................................ 10

ARTICLE V. TRANSACTIONS WITH RELATED PARTIES .............................................................................. 10

ARTICLE VI. INDEMNIFICATION ............................................................................................... 11

         Section 6.1   Non-Derivative Actions ............................................................................. 11

         Section 6.2   Derivative Actions ................................................................................. 11

         Section 6.3   Required Indemnification ........................................................................... 11

         Section 6.4   Trustees' Standards of Conduct ..................................................................... 11

         Section 6.5   Determination ...................................................................................... 12

         Section 6.6   Advance Payment .................................................................................... 12

         Section 6.7   Shareholder Notification ........................................................................... 12

         Section 6.8   Non-Exclusive Right ................................................................................ 12

         Section 6.9   Insurance .......................................................................................... 13

         Section 6.10  General ............................................................................................ 13

ARTICLE VII. WAIVERS OF NOTICE ............................................................................................ 13

ARTICLE VIII. SHARES OF BENEFICIAL INTEREST ............................................................................... 13

         Section 8.1   Certificates ....................................................................................... 13

         Section 8.2   Recording and Transfer Without Certificates ........................................................ 14

         Section 8.3   Share Ledger and Record of Shareholders ............................................................ 14

         Section 8.4   Shareholder Open Accounts .......................................................................... 14

         Section 8.5   Transfer of Shares ................................................................................. 14

         Section 8.6   Issuance and Liquidation of Shares ................................................................. 14

ARTICLE IX. CUSTODIAN ..................................................................................................... 14

         Section 9.1   Employment of Custodian ............................................................................ 14

ARTICLE IX. MISCELLANEOUS ................................................................................................. 15

         Section 10.1  Fiscal Year ........................................................................................ 15

         Section 10.2  Delaware Office .................................................................................... 15

         Section 10.3  Voting Shares of Other Trusts ...................................................................... 15

         Section 10.4  Provisions in Conflict with Declaration of Trust ................................................... 15

         Section 10.5  Inspection of Books ................................................................................ 15

ARTICLE X. AMENDMENT ...................................................................................................... 16

         Section 11.1  By Shareholders .................................................................................... 16

         Section 11.2  By Trustees ........................................................................................ 16

                                     BYLAWS

                                       OF

                               MARKET STREET FUND


                                   ARTICLE I.
                              NAME AND DEFINITIONS

        SECTION 1.1 NAME. This trust shall be known as "Market Street Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as the Board of Trustees may from time to time determine.

        SECTION 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

        (a) The "Trust" refers to the Delaware business trust established by the Declaration of Trust, as amended from time to time;

        (b) "Trustees" refers to the persons who have signed the Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

        (c) "Independent Trustees" refers to the Trustees who are not interested persons of the Trust, where "interested person" has the meaning given it in Section 2(a)(19) of the Investment Company Act of 1940;

        (d) "Shares" means the Shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractional and whole Shares;

        (e)     "Shareholder" means a record owner of outstanding Shares;

        (f) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such Rules and Regulations as are applicable to such sections as determined by the Board of Trustees or their designees;

        (g) "Declaration of Trust" shall mean the Declaration of Trust, as amended or restated from time to time;

        (h) "Bylaws" shall mean these Bylaws of the Trust, as amended from time to time;

        (i) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        SECTION 2.1 PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within the United States as shall be determined from time to time by the Board of Trustees (the "Board") and stated in the notice of said meeting.

        SECTION 2.2 ANNUAL MEETING. Unless otherwise required by law, an annual meeting of Shareholders will be held at the discretion of the Board. In the event an annual meeting is held, it shall be held at such date and time as the Board shall determine and as stated in the Notice of said meeting. Any business of the Trust may be transacted at the annual meeting without being specially designated in the Notice, except such business as is specifically required by law to be stated in the Notice.

        SECTION 2.3 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Board or by the President or the Secretary. Special meetings of Shareholders held for the specific purposes identified in the Declaration of Trust shall be called by the Secretary upon the written request of the Shareholders of Shares entitled to cast not less than twenty-five percent (25%) of the total combined net asset value of all Shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all Shareholders entitled to notice of such meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice. No special meeting need be called to consider any matter that is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months unless a majority of the total combined net asset value of all Shares issued and outstanding and entitled to vote request such a meeting.

        SECTION 2.4 NOTICE AND PURPOSE. Not less than ten (10) nor more than ninety (90) days before the date of every Shareholders' meeting, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder entitled to notice, written or printed notice stating the time and place of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be given to each Shareholder by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid. If notice is not given as herein provided, a meeting shall still be a legal meeting for the transaction of business if all Shareholders entitled to vote are present either in person or by proxy, or if notice has been waived in writing by those not present.

        SECTION 2.5 RECORD DATE. For the purpose of determining the Shareholders who are entitled to notice of, or to vote or act at any meeting of Shareholders or any adjournment thereof, the Board of Trustees may fix, in advance, a time, which shall be not more than one hundred (100) days, and in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series.

        SECTION 2.6 QUORUM AND REQUIRED VOTE. The Shareholders of forty percent (40%) of the total combined net asset value of all Shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise required by law, these Bylaws or the Declaration of Trust. When a quorum is present at any meeting, a majority of the total combined net asset value of all Shares issued and outstanding and entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these Bylaws or the Declaration of Trust, a different vote is required, in which case such express provision shall control. Whether a quorum is present or not at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time (provided no adjournment shall be for more than nine (9) months) without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        SECTION 2.7 VOTING. Any Shareholder of record as of the record date determined pursuant to Section 2.5 herein shall be entitled to vote at any meeting to the extent provided herein or pursuant to the Declaration of Trust, as it may be amended from time to time, either in person or by proxy executed in writing by him, her or it, or by his, her or its duly authorized attorney-in-fact. Shares of all Series and classes shall vote as a single group, except where the separate vote of a particular Series or class is required by the 1940 Act, the Delaware Business Trust Act ("DBTA"), or the Declaration of Trust. No proxy shall be valid after eleven (11) months from the date of execution, unless otherwise provided in the proxy. Proxies shall be delivered to the Secretary of the Trust before or at the time of such meeting.

        SECTION 2.8 WRITTEN CONSENT. Except as otherwise provided by law or the Declaration of Trust, any action required or permitted to be taken at any annual or special meeting of Shareholders may be taken without a meeting, if all the Shareholders entitled to vote on the matter are provided with not less than seven (7) days written notice thereof and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of votes that would be required to approve the matter as provided in Section 2.6 of this Article.

        SECTION 2.9 THE CHAIRMAN OF THE BOARD AND THE SECRETARY. The Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of Shareholders, and in the absence of either individual, his or her duties shall be performed by some person appointed at the meeting.

        SECTION 2.10 ORDER OF BUSINESS. The business shall be transacted in such order as the Chairman of the meeting shall determine.

        SECTION 2.11 CONDUCT OF MEETINGS. At all meetings of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting. All questions concerning the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes shall be governed by the Delaware general corporate law, unless an Inspector of Election shall have been appointed as follows, in which event, such Inspector of Election shall decide all such questions. At any meeting of Shareholders at which Trustees are to be elected, the Board prior thereto may, or, if the Board has not so acted, the Chairman of the meeting may, and upon the request of the holders of twenty-five percent (25%) of the total combined net asset value of all Shares issued and outstanding and entitled to vote at such meeting shall, appoint one or more Inspectors of Election who shall first subscribe an oath or affirmation to execute faithfully the duties of Inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as such Inspector. The Chairman of the meeting shall cause a vote by ballot to be taken upon any election or matter.

                                   ARTICLE III

                                    TRUSTEES

        SECTION 3.1 GENERAL POWERS. Pursuant to Article IV, Section 3 of the Declaration of Trust, the business and affairs of the Trust shall be managed under the direction of its Board, and subject to the restrictions imposed by the Declaration of Trust or these Bylaws and the 1940 Act and the DBTA, the Board shall exercise all the powers of the Trust.

        SECTION 3.2 DELEGATION. The Board may elect from its members an executive committee of not less than two (2) which may exercise all the powers of the Board that may be delegated by the Board by the Declaration of Trust or these Bylaws and the DBTA when the Board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report all actions to the Board. The Board may elect from its members other committees, such as an audit committee and a nominating committee, or other committees, from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the Board at its own discretion. The Board may rescind any action of a committee, and abolish any committee at its own discretion.

        SECTION 3.3 NUMBER. The Board shall consist, initially, of five (5) Trustees, but the number of Trustees may be increased or decreased (provided such decrease does not shorten the term of any incumbent Trustee) from time to time by the Board by written instrument, or by resolution approved by the Board, provided, that the number of Trustees shall not be inconsistent with the provisions of the Declaration of Trust. A Trustee's ownership of a contract or policy in which the Trust is the underlying investment does not disqualify a Trustee from being independent.

        SECTION 3.4 ELECTION, RESIGNATIONS, TERM OF OFFICE, AND VACANCIES. Until the first meeting of Shareholders and any successor Trustees are duly elected and qualified, the Board shall consist of the persons executing the Declaration of Trust. Each Trustee shall hold office as provided in the Declaration of Trust. Successor Trustees shall be elected at each annual meeting if annual Shareholders meetings are held, or at any special meeting of Shareholders called for the purpose of electing Trustees. Cumulative voting is not permitted. The Independent Trustees shall be responsible for selecting and nominating the other Independent Trustees. Trustees need not be residents of the State of Delaware or Shareholders of the Trust. Any Trustee may resign his or her office at any time as provided in the Declaration of Trust. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make the resignations effective. Subject to compliance with the 1940 Act, any vacancies occurring on the Board, whether by death, resignation, removal, an increase or any other cause, may be filled by the affirmative vote of a majority of the remaining Trustees then in office, regardless of their number, pursuant to
Section 1 of Article IV of the Declaration of Trust. Any Trustee elected to fill a vacancy shall serve in accordance with the provisions of Article IV, Section 1 of the Declaration of Trust. If a special meeting of Shareholders is required to fill a vacancy, the meeting shall be held within the period required under the 1940 Act or as may be permitted by the Securities and Exchange Commission.

        SECTION 3.5 MEETINGS. Regular Board meetings may be held within or outside of the State of Delaware, and at such times as the Board may from time to time determine, and if so determined, notices thereof need not be given. Special Board meetings may be held at any time or place whenever called by the Chairman of the Board, the President or a majority of the

Trustees, notice thereof being given by the Secretary, the Chairman of the Board, the President, or the Trustees calling the meeting, to each Trustee. Special Board meetings may be held upon verbal or written notice or without formal notice provided all Trustees are present or those not present have waived notice thereof. Except as required under the 1940 Act, or as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of such meeting. Subject to any limitations of the 1940 Act or other applicable law, members of the Board or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment provided, that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting for any matter except as otherwise required by the 1940 Act.

        SECTION 3.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board, and shall be chosen annually by the Board. The Chairman of the Board shall preside at Board meetings. He or she shall have such other powers as are usually incident to the position of Chairman of the Board and shall exercise such other specific powers as the Board may from time to time assign him or her.

        SECTION 3.7 QUORUM AND MANNER OF ACTING. A majority of the number of Trustees then in office shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Board, except as otherwise expressly required under the provisions of the 1940 Act, or where a different vote is required by the Declaration of Trust or these Bylaws, the 1940 Act, or the DBTA. Any regular or special Board meeting may be adjourned from time to time by majority vote of those present thereat, whether a quorum is present or not.

        SECTION 3.8 REMOVAL OF TRUSTEES. Any Trustee may be removed from office, either for or without cause, at any meeting of Shareholders held for the purpose of electing or removing Trustees by the affirmative vote of two-thirds of the total combined net asset value of all Shares issued and outstanding and entitled to vote. The notice calling this meeting shall give notice of the intention to act upon this matter, and, if the notice so provides, the vacancy caused by this removal may be filled at such meeting by vote the majority of the total combined net asset value of all Shares issued and outstanding and entitled to vote for the election of Trustees.

        SECTION 3.9 INFORMAL ACTION BY TRUSTEES. Subject to the provisions of the 1940 Act, any action permitted or required by the Declaration of Trust or these Bylaws and applicable law to be taken at a Board meeting or at any committee meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the members of the Board or of such committee, as the case may be, and filed with the records of the Trustees' meeting or of such committee. Such consent shall have the same force and effect as a vote at a meeting, and may be stated as such in any document or instrument.

        SECTION 3.10 COMPENSATION OF TRUSTEES. The Board may authorize reasonable compensation to Trustees for their services as Trustees and as members of committees of the

Board and may authorize the reimbursement of reasonable expenses incurred by Trustees in connection with rendering those services.

        SECTION 3.11 SELECTION OF INDEPENDENT LEGAL COUNSEL. The Board may select independent legal counsel to assist it, or the Independent Trustees, in the exercise of its powers and responsibilities. To qualify as independent legal counsel, the independent legal counsel must meet any requirements expressly required by the 1940 Act.

        SECTION 3.12 INDEPENDENT TRUSTEES. The Board may implement evolving legal concepts and best practices regarding investment company governance and the role of the Independent Trustees by such measures as may be found to be appropriate under all of the circumstances at the time, such as appointing an audit committee and a nominating committee composed solely of Independent Trustees, taking steps to help assure the continued independence of the Independent Trustees and the effectiveness of the Board, encouraging the Independent Trustees to invest in the Trust through ownership of variable insurance products, coordinating with the meeting of the Independent Trustees in executive session and the keeping of minutes of the meetings, and promoting the continued education of the Independent Trustees as to their duties and powers.

                                   ARTICLE IV

                         OFFICERS, AGENTS, AND EMPLOYEES

        SECTION 4.1 NUMBER. The officers of the Trust shall be appointed by the Board and shall be a President, a Vice President, a Secretary and a Treasurer. The Board may also choose additional Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, or Assistant Treasurers.

        SECTION 4.2 SELECTION. All officers shall serve at the pleasure of the Board. Any two (2) or more offices may be held by the same person except the President may only hold that office, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if this instrument is required by the Declaration of Trust or these Bylaws or the DBTA to be executed, acknowledged, or verified by two or more officers.

        SECTION 4.3 SELECTION OF OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as the Board shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. If the Board so deems, the Board may delegate this power to appoint other officers and agents to the President or any Trustee or Trustees.

        SECTION 4.4 SALARIES. The salaries, if any, of all officers, employees and agents of the Trust shall be fixed by the Board. If the Board so deems, the Board may delegate this power to set salary levels of all officers and agents to the President.

        SECTION 4.5 REMOVAL. Any officer, agent, or employee of the Trust may be removed from office at any time with or without cause by a vote of the Board pursuant to Section 3.7 of these Bylaws. If the Board so deems, the Board may delegate this power to remove agents and employees under their control to the President or any Trustee or Trustees. This removal shall be without prejudice to such person's contractual rights, if any, but the appointment of any person or an officer, agent, or employee of the Trust shall not of itself create contract rights.

        SECTION 4.6 PRESIDENT. The President shall be the chief executive and operating officer of the Trust. Subject to the control of the Board, the President shall assume general and active management of the business affairs, policies, and property of the Trust and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board, the President shall preside at all meetings of Shareholders and the Board. The President, either alone or (if so required by the Declaration of Trust or these Bylaws or the DBTA, or the Board) with the Secretary or any other officer of the Trust so authorized by the Board, may grant, issue, or execute any certificates of Shares of the Trust or any deeds, mortgages, bonds, powers of attorney, proxies, agreements, contracts, or other instruments that the Board has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Trust. The President, in conjunction with the Secretary, may duly authenticate the Trust's records or copies thereof for use as evidence in any action or proceeding to which the Trust may be a party. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

        SECTION 4.7 THE VICE PRESIDENTS. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board, shall be vested with all the powers and required to perform all the duties of the President in his or her absence or disability or refusal to act, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

        SECTION 4.8 THE SECRETARY AND ASSISTANT SECRETARIES. Except as may otherwise be provided by the Board, the Secretary of the Trust shall have the following powers and duties:

        a. to keep the minutes of the meetings of Shareholders, of the Board, and of any committee thereof and shall record all votes and proceedings in one or more books provided for that purpose;

        b. to see that all notices are duly given, in accordance with the Declaration of Trust or these Bylaws and applicable law;

        c.      to be custodian of the trust records;

        d. to keep or cause to be kept for the Trust the Share ledger described in Section 8.3 of these Bylaws;

        e. to countersign any certificates for Shares of the Trust if the Board has authorized such issuance;

        f. to have general charge of, or be responsible for, the Share transfer books of the Trust, except if the Board has placed these books in the custody of a transfer agent pursuant to
                Section 8.3, hereof;

        g. to duly authenticate, in conjunction with the President, the Trust's records or copies thereof to be used as evidence in any action of proceedings to which the Trust may be a party; and

        h. to perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board.

             The Assistant Secretary, if any, or if there are more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or refusal to act or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as, from time to time, may be assigned by the President, the Secretary or the Board.

        SECTION 4.9 THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the Chief Financial Officer of the Trust and except, as may otherwise be provided by the Board, shall:

        a. have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or company pursuant to a written agreement designating such bank or company as custodian of the property of the Trust;

        b. keep full and accurate accounts of the receipts and disbursements in books belonging to the Trust;

        c. cause all monies and other valuables to be deposited to the credit of the Trust;

        d. receive, and give receipts for, monies due and payable to the Trust from any source whatsoever;

        e. disburse the funds of the Trust and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

        f. in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, or the Board.

             The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or refusal to act or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as, from time to time, may be assigned by the President, the Treasurer, or the Board.

        SECTION 4.10 BONDING. The Board may require any officer, agent, or employee of the Trust to give bond to the Trust for the faithful discharge of his or her duties and for the protection of the Trust in such sum and with such surety or sureties as the Board may deem available.

                                    ARTICLE V

                        TRANSACTIONS WITH RELATED PARTIES

        SECTION 5.1 To the extent permitted by the Declaration of Trust, the DBTA, or the 1940 Act and by the provisions of this Article V, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or Shareholder, may be a party to, or may have a pecuniary or other interest in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or Shareholder is so interested, such fact shall be disclosed or shall have been known to the Board or a majority thereof; and any Trustee who is so interested or who is also a director, officer, trustee, employee or Shareholder of such other corporation or association, or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any Board meeting that shall authorize any such contract or transaction with like force and effect as if he or she were not such director, officer, trustee, employee or Shareholder of such corporation or association, or not so interested or a member of a partnership so interested, or so interested individually.

        SECTION 5.2 Nothing herein contained shall protect or purport to protect any Trustee or officer of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject pursuant to the Declaration of Trust.

                                   ARTICLE VI

                                 INDEMNIFICATION

        SECTION 6.1 NON-DERIVATIVE ACTIONS. The Trustees and beneficial owners of shares shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Trust, nor shall any Trustee or beneficial owners of shares be responsible or liable for the act or omission of any other Trustee or beneficial owners of shares, and, subject to the provisions of these Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee, officer of the Trust and beneficial owners of shares from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's or officer's performance of his or her duties as a Trustee or officer of the Trust; provided, that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties ("disabling conduct") involved in the conduct of his or her office. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Board or officers or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee or officers or officer, and such Trustees or Trustee or officers or officer shall not be personally liable thereon.

        SECTION 6.2 DERIVATIVE ACTIONS. The Trust may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he or she is or was a Trustee, officer, agent or employee of the Trust, or is or was serving at the request of the Trust as a trustee or officer of another trust, partnership, joint venture, corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit not arising by reason of disabling conduct.

        SECTION 6.3 REQUIRED INDEMNIFICATION. To the extent that a person who is or was a Trustee, officer, agent or employee of the Trust has been successful on the merits or otherwise in defense of any claim of liability by reason of disabling conduct, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        SECTION 6.4 TRUSTEES' STANDARDS OF CONDUCT. No person who is or was a Trustee shall be indemnified under this Article VI for any liabilities or expenses incurred by reason of service in that capacity unless such person (a) acted in good faith; and (b) reasonably believed, in the case of conduct in the Trustee's official capacity with the Trust, that the conduct was in the best interests of the Trust, and in all other cases, reasonably believed that the conduct was at least not opposed to the best interests of the Trust; and (c) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

        SECTION 6.5 DETERMINATION. An indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination, based on a review of the facts, that indemnification of the Trustee, officer, agent or employee is proper in the circumstances because he or she has met the applicable standard of conduct as set forth in Article VII, Section 2, of the Declaration of Trust, and this Article VI. Such determination shall be made (a) by a final decision on the merits (including, but not limited to, a dismissal for insufficient evidence of any disabling conduct) by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, by a reasonable determination, based upon a review of the facts, that such person was not liable by reason of disabling conduct (i) by the vote of a majority of Trustees present at any meeting at which a quorum is present who are neither interested persons of the Trust as that term is defined in the 1940 Act, nor parties to such action, suit or proceeding ("disinterested non-party Trustees"), or (ii) by independent legal counsel in a written opinion; or (iii) by any other reasonable and fair means not inconsistent with any of the above. The determination shall be made based on a rebuttable presumption that the Trustee did not engage in disabling conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any liability or expense arose by reason of disabling conduct.

        SECTION 6.6 ADVANCE PAYMENT. Any expenses of the type described in this
Article VI may be paid by the Trust in advance of the final disposition of any action, suit or proceeding as authorized by the Board in the specific case (a) upon receipt of an undertaking by or on behalf of the Trustee, officer, agent or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Trust as authorized in this Article VI; and (b) in the case of the expenses incurred by a Trustee upon a determination that the facts then known would not preclude indemnification and receipt of a written affirmation by the Trustee of the Trustee's good faith belief that the standards of conduct set forth in Section 6.4 of this Article have been met; and (c) provided, that (i) the person to be indemnified provides a security for his or her undertaking; or (ii) the Trust is insured against losses arising by reason of any such lawful advances; or (iii) a majority of the disinterested non-party Trustees, or an independent legal counsel in a written opinion, determines, based on a review of readily-available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

        SECTION 6.7 SHAREHOLDER NOTIFICATION. Any indemnification of, or advances of expenses to, a Trustee in accordance with this Article, if arising out of a proceeding by or in the right of the Trust, shall be reported in writing to the Shareholders with the notice of the next Shareholders' meeting or otherwise by a supplement to the prospectus of the Trust or other acceptable method.

        SECTION 6.8 NON-EXCLUSIVE RIGHT. The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of Shareholders or disinterested Trustees, or otherwise.

        SECTION 6.9 INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

        SECTION 6.10 GENERAL. No indemnification provided by this Article shall be inconsistent with the 1940 Act, the Securities Act of 1933, or the DBTA. Any indemnification provided by this Article shall continue as to a person who has ceased to be a Trustee, officer, or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VII

                                WAIVERS OF NOTICE

        Whenever, under the provisions of the Declaration of Trust or amendments thereto, or these Bylaws, or the DBTA, any notice is required to be given to any Shareholder, Trustee or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting where notice is required, shall be deemed waiver of the requirement for such notice, except where attendance is for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Waivers given by telegram, radiogram, cablegram, facsimile or other such form of rapid transmission, other than by electronic mail, shall be deemed waivers in writing within the meaning of these Bylaws.

                                  ARTICLE VIII

                          SHARES OF BENEFICIAL INTEREST

        SECTION 8.1 CERTIFICATES. A certificate or certificates representing and certifying the class and the full, but not fractional, number of Shares of beneficial interest owned by each Shareholder in the Trust shall not be issued except as the Board may otherwise determine from time to time. If the Board issues certificates, it may require the surrender of a certificate or certificates at its discretion. Any such certificate issued shall be signed by facsimile signature or otherwise by the Chairman or President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or any transfer agent appointed by the Board. In case the Chairman, any officer or officers, or any transfer agent who have signed while holding such position, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Trust, such certificates may be issued and delivered as though the officer or officers, or any transfer agent who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such Chairman, officer or officers, or transfer agent of the Trust.

        SECTION 8.2 RECORDING AND TRANSFER WITHOUT CERTIFICATES. The Trust shall have the full power to participate in any system, service, or program approved by the Board providing for the recording and transfer of ownership of the Trust's Shares by electronic or other means without the issuance of certificates.

        SECTION 8.3 SHARE LEDGER AND RECORD OF SHAREHOLDERS. The Trust shall maintain at its offices, or at the offices of a transfer agent, if one is appointed, an original or duplicate Share ledger containing the names and addresses of all Shareholders and the number of Shares of each series (or class) held of record by each Shareholder, and, if a certificate has been issued, the certificate number, date of issue and whether it was by original issue or by transfer. The Board may appoint one or more transfer agents of the Shares of the Trust. Unless and until such appointment is made, the Secretary of the Trust shall maintain the Share ledger. The names of Shareholders as they appear on the Share ledger shall be the official list of Shareholders of record of the Trust for all purposes. The Trust shall be entitled to treat the recordholder of any Share or Shares of beneficial interest of the Trust as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, these Shares or any rights deriving from these Shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the recordholder of such Shares, whether or not the Trust shall have either actual or constructive notice of the interest of such other person, except as otherwise provided by the federal securities laws or the DBTA.

        SECTION 8.4 SHAREHOLDER OPEN ACCOUNTS. The Trust may maintain or cause to be maintained for each Shareholder a Shareholder open account in which shall be recorded such Shareholder's ownership of Shares and all changes therein.

        SECTION 8.5 TRANSFERS OF SHARES. The Shares of the Trust shall be transferable on the books of the Trust pursuant to the provisions of the Declaration of Trust.

        SECTION 8.6 ISSUANCE AND LIQUIDATION OF SHARES. Pursuant to the Board's authority in the Declaration of Trust, the Board of Trustees may determine to discontinue the issuance of Shares or to dissolve a Series (or class) of the Trust or the Trust itself.

                                   ARTICLE IX

                                    CUSTODIAN

        SECTION 9.1 EMPLOYMENT OF CUSTODIAN. All funds, securities and other investments of the Trust shall be deposited in the safe keeping of such banks or other companies as the Board may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investment of the Trust shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

Subject to such law, rules, regulations and orders as the Securities and Exchange Commission may adopt, the officers of the Trust may direct a custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided, that all such deposits shall be subject to withdrawal only upon the order of the Trust or agent thereof or a custodian.

                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.1 FISCAL YEAR. Unless otherwise determined by the Board, the fiscal year of the Trust shall begin on January 1 and end on December 31 in each year.

        SECTION 10.2 DELAWARE OFFICE. Pursuant to the Declaration of Trust and the resolution of the Board, the officers of the Trust shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall serve as the registered Delaware office of the Trust.

        SECTION 10.3 VOTING SHARES OF OTHER TRUSTS. Unless otherwise ordered by the Board, the President or any Vice-President or the Treasurer or any Assistant Treasurer or the investment adviser shall have full power and authority to vote by proxy or attend and act and vote at any meeting of security holders of any corporation, partnership, trust or similar entity, any securities of which are owned by this Trust, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such securities. The investment adviser shall have the power and authority to delegate its authority to vote by proxy or attend and act and vote at any meeting of security holders of any corporation, partnership, trust or similar entity, any securities of which are owned by this Trust, and to exercise any and all the rights and powers incident to the ownership of such securities to a sub-adviser pursuant to a written agreement. The President or any Vice-President or the Treasurer or any Assistant Treasurer of the Trust or the investment adviser may execute proxies, in the name of and on behalf of the Trust, to vote any such securities standing in the name of this Trust.

        SECTION 10.4 PROVISIONS IN CONFLICT WITH DECLARATION OF TRUST. If any provision of the Bylaws is in conflict with a provision of the Declaration of Trust, the Declaration of Trust shall be deemed to control.

        SECTION 10.5 INSPECTION OF BOOKS. No Shareholder shall have any right to inspect the books of the Trust except as conferred by law or by the Board of Trustees. The Board of

Trustees shall determine whether and to what extent the books of the Trust shall be open to the inspection of Shareholders. The Board shall, at its discretion, determine where and when such inspection shall be permitted to occur.

                                   ARTICLE XI

                                    AMENDMENT

        SECTION 11.1 BY SHAREHOLDERS. These Bylaws may be amended, altered, repealed or added to at any regular meeting of the Shareholders or at any special meeting, by the affirmative vote of a majority of the total combined net asset value of all Shares issued and outstanding and entitled to vote and represented at such meeting.

        SECTION 11.2 BY TRUSTEES. The Board may alter and amend, adopt, replace or add to these Bylaws at any regular Board meeting, or at any special Board meeting, by a majority vote of the Board members, except where a vote of Shareholders is expressly required by the Declaration of Trust, or these Bylaws, or the 1940 Act, or the DBTA